Exhibit 99.1

Cognos controls 98% of capital and 99% of votes of Frango

This offer is not directed to persons whose participation requires a further prospectus, registration or measures other than those required under Swedish law.

The press release may not be distributed or released in any country in which distribution or the offer requires measures as stated in the preceding paragraph or is in contravention of the rules in such a country.

This announcement is a translation of the Swedish announcement and in the event of any difference between the two, the Swedish announcement will prevail.

OTTAWA, ON and BURLINGTON, MA, October 14, 2004, Cognos Incorporated (Nasdaq: COGN; TSX: CSN)

The extended acceptance period for the Cognos’ August 24, 2004 unconditional offer to the shareholders of Frango AB (publ) (“Frango”) ended on October 8, 2004.

As of today and following the calculation of the final outcome of the offer, Cognos confirms that it controls 330,000 Series A-shares and 4,151,898 Series B-shares representing 98.2% of the capital and 98.9% of the votes of Frango, corresponding to 97.7% of the capital and 98.6% of the votes after full dilution.

For those shareholders who accepted the offer during the extended acceptance period, payments are expected to begin on or about October 15, 2004.

As previously communicated by Frango, (i) on October 1, 2004 Cognos requested compulsory redemption of the outstanding minority shares, and (ii) Frango has decided to de-list its shares and the last day of trading in the Frango-shares on the Stockholmsbörsen is expected to be October 22, 2004.

If any questions, contact Steve Milmore, Cognos, at +1-781-313-2403 or Rick McLaughlin, Lois Paul & Partners, +1-781-782-5752.

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

This press release contains forward-looking statements relating to, among other things, the payment date for shares tendered during the extended acceptance period, the de-listing of Frango AB shares; and the date of the last day of trading for Frango shares.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Factors that may cause such differences include, but are not limited to: regulatory delays and the actions/activities of relevant regulatory bodies, including without limitation the Stockholmsbörsen; delays in the activities of banking institutions and fund transfer processes; as well as the risk factors discussed in Cognos most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the United States Securities and Exchange Commission, as well as other periodic reports filed with the SEC. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Cognos disclaims any obligation to publicly update or revise any such statement to reflect any change in its expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

ABOUT COGNOS

Cognos, the world leader in business intelligence and corporate performance management (CPM), delivers software that helps companies drive, monitor and understand corporate performance.

Cognos delivers the next level of competitive advantage – Corporate Performance Management – achieved through the strategic application of BI on an enterprise scale. Our integrated CPM solution helps customers drive performance through planning; monitor performance through scorecarding; and understand performance through business intelligence.

Cognos serves more than 22,000 customers in over 135 countries. Cognos enterprise business intelligence and performance management solutions and services are also available from more than 3,000 worldwide partners and resellers.

Cognos is traded on NASDAQ (COGN) and on The TSX in Toronto (CSN).

Cognos reported revenues of USD 683m and a net income of USD 101m for the financial year ending February 29, 2004, in accordance with United States Generally Accepted Accounting Principles.

For more information, visit the Cognos Web site at http://www.cognos.com.

ABOUT FRANGO

Frango is a leading European software company founded in 1987 enabling finance and business managers to plan, report, consolidate, monitor and analyse business information – a process generally known as Corporate Performance Management. More than 1,300 corporate customers and organisations worldwide currently rely on Frango for enhancing their understanding of corporate performance and for gaining access to timely and relevant information for improved decision-making. Headquartered in Stockholm, Frango operates through wholly-owned subsidiaries in sixteen countries throughout Europe, the Far East and the USA. These businesses are complemented by operations in a further ten countries through a network of distributors. Frango’s Series B shares are listed on the Stockholm Exchange (Stockholmsbörsen) under the symbol FRAN B.

For more information, visit the Frango Web site at http:// www.frango.se.

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